Exhibit 10.12

THE HOWARD HUGHES CORPORATION

[Effective Date], 2010

Fairholme Capital Management, LLC

4400 Biscayne Boulevard, 9th Floor

Miami, Florida  33137

Attention:  Charles M. Fernandez

Ladies and Gentlemen:

Reference is made to the Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”), effective as of March 31, 2010, as amended, between General Growth Properties, Inc. and The Fairholme Fund and Fairholme Focused Income Fund (each, together with its permitted nominees and assigns, a “Purchaser”).  Capitalized terms used but not otherwise defined in this letter agreement (this “Agreement”) shall have the meanings attributed to such terms in the Stock Purchase Agreement as in effect on the date hereof.

Pursuant to the terms of the Stock Purchase Agreement and the Plan, The Howard Hughes Corporation (“THHC”) and each Purchasers hereb agree as follows:

1.             Subscription Right.

(i)            Sale of New Equity Securities.  If THHC or any Subsidiary of THHC at any time or from time to time makes any public or non-public offering of any shares of GGO Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, GGO Common Stock) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to THHC’s stock incentive plans and employment arrangements as in effect from time to time or the issuance of stock pursuant to THHC’s employee stock purchase plan as in effect from time to time, (2) pursuant to or in consideration for the acquisition of another Person, business or assets by THHC or any of its Subsidiaries, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise or (3) to strategic partners or joint venturers in connection with a commercial relationship with THHC or its Subsidiaries or to parties in connection with them providing THHC or its Subsidiaries with loans, credit lines, cash price reductions or similar transactions, under arm’s-length arrangements) (the “Proposed Securities”), each Purchaser shall have the right to acquire from THHC (the “Subscription Right”) for the same price (net of any underwriting discounts or sales commissions or any other discounts or fees if not purchasing from or through an underwriter, placement agent or broker) and on the same terms as such Proposed Securities are proposed to be offered to others, up to the amount of such Proposed Securities in the aggregate required to enable it to maintain its aggregate proportionate GGO Common Stock-equivalent interest in THHC on a Fully Diluted Basis determined in accordance with the following sentence, in each case, subject to such limitations as may be imposed by applicable Law or stock exchange rules.  The amount of such Proposed Securities that each Purchaser shall be entitled to purchase in the aggregate in any offering pursuant to the above shall (subject to such limitations as may be imposed by applicable Law or stock exchange rules) be determined by multiplying (x) the total number of such offered shares of Proposed Securities by (y) a fraction, the numerator of which is the number of shares of GGO Common Stock held by such Purchaser on a Fully Diluted Basis as of the date of THHC’s notice pursuant to Section 1(ii) in respect of the issuance of such Proposed Securities, and the denominator of which is the number of shares of GGO Common Stock then outstanding on a Fully Diluted Basis.  For the avoidance of doubt, the actual amount of securities to be sold or offered to each Purchaser pursuant to its exercise of the Subscription Right hereunder shall be proportionally reduced if the aggregate amount of Proposed Securities sold or offered is reduced.  Any offers and sales pursuant to this Section 1 in the context of a registered public offering shall be conditioned upon reasonably acceptable representations and warranties of the applicable Purchaser regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered public offering in compliance with applicable securities Laws.

(ii)           Notice.  In the event THHC proposes to offer Proposed Securities, it shall give each Purchaser written notice of its intention, describing the estimated price (or range of prices), anticipated amount of securities, timing and other terms upon which THHC proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten (10) Business Days after the commencement of marketing with respect to such offering or after THHC takes substantial steps to pursue any other offering.  Each Purchaser shall have three (3) Business Days from the date of receipt of such a notice to notify THHC in writing that it intends to exercise its Subscription Right and as to the amount of Proposed Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 1(i).  In connection with an underwritten public offering, such notice shall constitute a non-binding indication of interest to purchase Proposed Securities at such a range of prices as such Purchaser may specify and, with respect to other offerings, such notice shall constitute a binding commitment of such Purchaser to purchase the amount of Proposed Securities so specified at the price and other terms set forth in THHC’s notice to such Purchaser.  The failure of such Purchaser to so respond within such three (3) Business Day period shall be deemed to be a waiver of the applicable Subscription Right under this Section 1 only with respect to the offering described in the applicable notice.  In connection with an underwritten public offering or a private placement, each Purchaser shall further enter into an agreement (in form and substance customary for transactions of this type) to purchase the Proposed Securities to be acquired by it contemporaneously with the execution of any underwriting agreement or purchase agreement entered into with THHC, the underwriters or initial purchasers of such underwritten public offering or private placement, and the failure of such Purchaser to enter into such an agreement at or prior to such time shall constitute a waiver of the Subscription Right in respect of such offering.

(iii)          Purchase Mechanism.  If a Purchaser exercises its Subscription Right provided in this Section 1, the closing of the purchase of the Proposed Securities with respect to which such right has been exercised shall take place concurrently with the sale to the other investors in the applicable offering, which period of time for the closing of the purchase of the Proposed Securities with respect to which such right has been exercised shall be extended for a maximum of one hundred eighty (180) days in order to comply with applicable Laws (including receipt of any applicable regulatory or stockholder approvals).  Each of THHC and each Purchaser shall use its reasonable best efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such Proposed Securities.

(iv)          Failure of Purchase.  In the event (A) a Purchaser fails to exercise its Subscription Right provided in this Section 1 within said three (3) Business Day period, or (B) if so exercised, a Purchaser fails or is unable to consummate such purchase within the one hundred eighty (180) day period specified in Section 1(iii), without prejudice to other remedies, THHC shall thereafter be entitled during the Additional Sale Period to sell the Proposed Securities not elected to be purchased pursuant to this Section 1 or which such Purchaser fails to, or is unable to, purchase, at a price and upon terms no more favorable in any material respect to the purchasers of such securities than were specified in THHC’s notice to such Purchaser.  In the event THHC has not sold the Proposed Securities within the Additional Sale Period, THHC shall not thereafter offer, issue or sell such Proposed Securities without first offering such securities to the applicable Purchaser in the manner provided above.

(v)           Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of THHC (the “Board”); provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(vi)          Cooperation.  THHC and each Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s Subscription Right hereunder, including using reasonable efforts to secure any required approvals or consents.

(vii)         General.  Notwithstanding anything herein to the contrary, (A) if (1) a Purchaser exercises its Subscription Right pursuant to this Section 1 and is unable to complete the purchase of the Proposed Securities concurrently with the sales to the other investors in the applicable offering as contemplated by Section 1(iii) due to applicable regulatory or stockholder approvals and (2) THHC or the Board determines in good faith that any delay in completion of an offering in respect of which such Purchaser is entitled to Subscription Rights would materially impair the financing objective of such offering, THHC may proceed with such offering without the participation of such Purchaser in such offering, in which event THHC and such Purchaser shall promptly thereafter agree on a process otherwise consistent with this Section 1 as would allow such Purchaser to purchase, at the same price (net of any underwriting discounts or sales commissions or any other discounts or fees if not purchasing from or through an underwriter, placement agent or broker) as in such offering, up to the amount of shares of GGO Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, GGO Common Stock) as shall be necessary to enable such Purchaser to maintain its aggregate proportionate GGO Common Stock-equivalent interest in THHC on a Fully Diluted Basis, (B) if THHC or the Board determines in good faith that compliance with the notice provisions in Section 1(ii) would materially impair the financing objective of an offering in respect of which a Purchaser is entitled to Subscription Rights, THHC shall be permitted by notice to such Purchaser to reduce the notice period required under Section 1(ii) (but not to less than one (1) Business Day) to the minimum extent required to meet the financing objective of such offering, and such Purchaser shall have the right to either (x) exercise it Subscription Rights during the shortened notice periods specified in such notice or (y) require THHC to promptly thereafter agree on a process otherwise consistent with this Section 1 as would allow such Purchaser to purchase, at the same price (net of any underwriting discounts or sales commissions or any other discounts or fees if not purchasing from or through an underwriter, placement agent or broker) as in such offering, up to the amount of shares of GGO Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, GGO Common Stock) as shall be necessary to enable such Purchaser to maintain its aggregate proportionate GGO Common Stock-equivalent interest in THHC on a Fully Diluted Basis and (C) in the event THHC is unable to issue shares of GGO Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, GGO Common Stock) to a Purchaser as a result of a failure to receive regulatory or stockholder approval therefor, THHC shall take such action or cause to be taken such other action in order to place such Purchaser, in so far as reasonably practicable (subject to any limitations that may be imposed by applicable Law or stock exchange rules), in the same position in all material respects as if such Purchaser was able to effectively exercise its Subscription Rights hereunder, including, without limitation, at the option of such Purchaser, issuing to such Purchaser another class of securities of THHC having terms to be agreed by THHC and such member having a value at least equal to the value per share of GGO Common Stock, in each case, as shall be necessary to enable such Purchaser to maintain its proportionate GGO Common Stock-equivalent interest in THHC on a Fully Diluted Basis.

(viii)        Termination.  This Section 1 shall terminate at such time as the Purchaser Group collectively beneficially own less than 5% of the outstanding shares of GGO Common Stock on a Fully Diluted Basis.

2.             Stockholder Vote With Respect to Subscription Right.  THHC shall, for the benefit of each Purchaser, to the extent required by any U.S. national securities exchange upon which shares of GGO Common Stock are listed, for so long as any Purchaser has subscription rights as contemplated by Section 1, put up for a stockholder vote at the annual meeting of its stockholders, and include in its proxy statement distributed to such stockholders in connection with such annual meeting, approval of such Purchaser’s subscription rights for the maximum period permitted by the rules of such U.S. national securities exchange.

3.             Transfer Restrictions.  Each Purchaser covenants and agrees that the GGO Shares (and shares issuable upon exercise of GGO Warrants) shall be disposed of only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities Laws.  Each Purchaser agrees to the imprinting, so long as is required by this Section 3, of the following legend on any certificate evidencing the GGO Shares (and shares issuable upon exercise of GGO Warrants):

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY”) OR THE SECURITIES LAWS OF ANY OTHER RELEVANT JURISDICTION.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  THE SHARES MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, ENCUMBERED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) A REGISTRATION STATEMENT WITH RESPECT TO THE SHARES IS EFFECTIVE UNDER THE ACT AND APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER RELEVANT JURISDICTION ARE COMPLIED WITH OR (II) UNLESS WAIVED BY THE ISSUER, THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR OTHER APPLICABLE LAWS WILL BE INVOLVED IN SUCH TRANSACTION.

Certificates evidencing the GGO Shares (and shares issuable upon exercise of GGO Warrants) shall not be required to contain such legend (A) while a registration statement covering the resale of the GGO Shares is effective under the Securities Act, or (B) following any sale of any such GGO Shares pursuant to Rule 144 of the Exchange Act (“Rule 144”), or (C) following receipt of a legal opinion of counsel to the applicable Purchaser that the remaining GGO Shares held by such Purchaser are eligible for resale without volume limitations or other limitations under Rule 144.  In addition, THHC will agree to the removal of all legends with respect to shares of GGO Common Stock deposited with DTC from time to time in anticipation of sale in accordance with the volume limitations and other limitations under Rule 144, subject to THHC’s approval of appropriate procedures, such approval not to be unreasonably withheld, conditioned or delayed.

Following the time at which such legend is no longer required (as provided above) for certain GGO Shares, THHC shall promptly, following the delivery by the applicable Purchaser to THHC of a legended certificate representing such GGO Shares, deliver or cause to be delivered to such Purchaser a certificate representing such GGO Shares that is free from such legend.  In the event the above legend is removed from any of the GGO Shares, and thereafter the effectiveness of a registration statement covering such GGO Shares is suspended or THHC determines that a supplement or amendment thereto is required by applicable securities Laws, then THHC may require that the above legend be placed on any such GGO Shares that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend.  Such legend shall thereafter be removed when such GGO Shares may again be sold pursuant to an effective registration statement or under Rule 144.

For the avoidance of doubt, each Purchaser’s Subscription Rights pursuant to Section 1 may not be sold, transferred or disposed of to a Person that is not a member of the Purchaser Group.

4.             Rights Agreement.  In the event THHC adopts a rights plan analogous to the Rights Agreement (the “GGO Rights Agreement”), (i) the GGO Rights Agreement shall be inapplicable to the Stock Purchase Agreement, this Agreement and the transactions contemplated thereby and hereby, (ii) no Purchaser, nor any other member of its Purchaser Group, shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) whether in connection with the acquisition of shares of GGO Common Stock or GGO Warrants or the shares issuable upon exercise of the GGO Warrants, (iii) neither a Shares Acquisition Date (as defined in the Rights Agreement) nor a Distribution Date (as defined in the Rights Agreement) shall be deemed to occur and (iv) the Rights (as defined in the Rights Agreement) will not separate from the GGO Common Stock, in each case under (ii), (iii) and (iv), as a result of the execution, delivery or performance of the Stock Purchase Agreement or this Agreement or the consummation of the transactions contemplated thereby and hereby including the acquisition of shares of GGO Common Stock by any Purchaser or other member of the Purchaser Group after the date hereof as otherwise permitted by the Stock Purchase Agreement and this Agreement, or the GGO Warrants.

5.             Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of the other party.  Notwithstanding the previous sentence, this Agreement, or a Purchaser’s rights, interests or obligations hereunder, may be assigned or transferred, in whole or in part, by such Purchaser to one or more members of its Purchaser Group.  Notwithstanding the foregoing or any other provisions herein, no such assignment shall relieve Purchaser of its obligations hereunder if such assignee fails to perform such obligations.

6.             Prior Negotiations; Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

7.             Governing Law; Venue.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

8.             Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties; and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

9.             Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

10.           Certain Remedies.  The parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity

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Please evidence your acceptance of, and agreement to, the terms and conditions of this Agreement by executing and returning an executed copy of this Agreement to the address first written above as soon as practicable.

Very truly yours,

THE HOWARD HUGHES CORPORATION

By:
Name:
Title:

Accepted and agreed as of the date of this Agreement:

FAIRHOLME FUNDS, INC.,
on behalf of its series The Fairholme Fund

By:
Name: Bruce R. Berkowitz
Title: President

FAIRHOLME FUNDS, INC.,
on behalf of its series Fairholme Focused Income Fund

By:
Name: Bruce R. Berkowitz
Title: President

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